UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2019

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 538-3373

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into Material Definitive Agreement

ITEM 3.02 Unregistered Sales of Equity Securities.

ITEM 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 24, 2019, Pacific Green Technologies Inc. (“we”, “us”, “our”, the “Company”) appointed Iain Lees as Chief Operating Officer of the Company. Concurrently with the appointment, we entered into an Employment Agreement with Mr. Lees, pursuant to which he will receive compensation of $250,000 per year (inclusive of benefits) for the duration of the agreement. Pursuant to the Agreement, Mr. Lees will also be entitled to receive stock options to purchase our common shares as follows:

●	100,000 options exercisable at $0.01 per share. These options vest immediately and survive termination of the Employment Agreement.

●	100,000 options exercisable at $0.01 per share, exercisable 36 months after execution of the Employment Agreement.

●	100,000 options exercisable at the closing price of the Company’s common shares on January 24, 2019, vested 36 months after the execution of the Employment Agreement.

●	100,000 options to be issued upon, and subject to, the 12 month anniversary of the Company listing on the NASDAQ, such options to be exercisable within 18 months of issuance.

●	50,000 shares issued at up-listing to Nasdaq provided that such up-listing comes into effect on or before 1st August 2019, such option to be exercised at the price at 60 days prior to Nasdaq up-listing and exercisable within 18 months of it becoming effective.

●	50,000 shares issued at US$2.70 issued on the date when the stock has traded at a 90 day average of US$10 per share with a daily liquidity average of 20,000 shares such option to be exercised within 18 months of it becoming effective

In addition, Mr. Lees will be entitled to receive annual incentive bonuses of not less than 0.5% of the Company’s annual profit before tax, and other cash bonuses subject to achievement of certain milestones. The Employment Agreement may be terminated for cause without notice, or without cause by either party with six months’ notice.

On January 24, 2019, as described above, we issued options to Mr. Lees to purchase 300,000 common shares in our Company. The securities were issued to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)), in offshore transactions relying on Regulation S of the Securities Act of 1933, as amended.

Iain Lees—Chief Operating Officer

Iain Lees joins the Company from HannawayCA Corporate Finance Limited (HCACF), a leading financial and business advisory firm in Northern Ireland where he has served as Managing Director since January, 2017. As Managing Director of HCACF, he is responsible for operations, regulation and risk management, as well as selling, staffing and delivering projects.

Before joining HCACF, Mr. Lees was a Director in the Corporate Finance department of PricewaterhouseCoopers for 15 years (2002 to 2017) where he advised on a range of M&A, infrastructure and financing projects with a focus on energy projects, including the financing of Simple Power (wind turbines) and DFD Solar (solar farm), the acquisitions of Viridian/NIE (conventional and renewable generation and supply), Phoenix gas (transmission and supply) and iPower (standby power via diesel generators). Iain also advised on the sales of WarmFill and HEAT, both energy efficiency businesses.

Before joining PwC, Mr. Lees was Finance Director (2000 to 2002) of AiM-listed technology company bizzbuild, where he was responsible for that company’s main subsidiary, financial reporting, audit, treasury, M&A, financial strategy, and investor relations. Iain also served as Corporate Finance Manager of BT plc (1996-2000), and in various audit and corporate finance roles at Deloitte (1986-1996) where he became qualified as a Chartered Accountant. Mr. Lees holds the Securities Institute diploma and a bachelor’s degree in Economics from the University of Bristol.

Except as disclosed herein, there have been no transactions between the Company and Iain Lees since our last fiscal year which would be required to be reported herein. There are no family or similar relationships among Mr. Lees and any of our officers, directors, or affiliates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Employment Agreement with Iain Lees dated January 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Executive Director

Date: January 29, 2019

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